                                                                  EXHIBIT 24.2

                              POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Carl Muscari and Robert H. Emery and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2 and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                  SIGNATURES                   TITLE               DATE
          ------------------------         -------------    -----------------
         /s/  EUGENE R. CACCIAMANI            Director       June 11, 2001
         -----------------------------
              Eugene R. Cacciamani


         /s/  MARTIN GRANT                    Director       June 11, 2001
         -----------------------------
              Martin Grant


         /s/  STEVEN A. ROGERS                Director       June 11, 2001
         -----------------------------
              Steven A. Rogers

